Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 18, 2025, relating to the financial statements of Donnelley Financial Solutions, Inc. and subsidiaries, and the effectiveness of Donnelley Financial Solutions, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Donnelley Financial Solutions, Inc. for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Chicago, Illinois

February 18, 2025